ARTHUR ANDERSEN LLP


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report for Pioneer Funds Distributor, Inc. dated February 1, 1999 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Post-Effective Amendment No. 2 to Registration Statement No. 333-42113.



                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP

April 28, 1999
Massachusetts

                              ARTHUR ANDERSEN LLP


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report on Pioneer Independence Plans dated April 28, 1999 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Post-Effective Amendment No. 2 to Registration Statement No. 333-42113.



                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP

April 28, 1999
Massachusetts